                                                                     EXHIBIT 4.7


--------------------------------------------------------------------------------


                        GREATER ATLANTIC CAPITAL TRUST I


                              AMENDED AND RESTATED


                                 TRUST AGREEMENT


                                      among


                 GREATER ATLANTIC FINANCIAL CORP., as Depositor,

                 WILMINGTON TRUST COMPANY, as Property Trustee,

                 WILMINGTON TRUST COMPANY, as Delaware Trustee,

                                       and


                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                         Dated as of _________ ___, 2001



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                        PAGE
                                                                                                        ----
ARTICLE I          DEFINED TERMS

Section 101.       Definitions.............................................................................

ARTICLE II         ESTABLISHMENT OF THE TRUST

Section 201.       Name....................................................................................
Section 202.       Office of the Delaware Trustee; Principal Place of Business.............................
Section 203.       Initial Contribution of Trust Property; Organizational Expenses.........................
Section 204.       Issuance of the Preferred Securities....................................................
Section 205.       Issuance of the Common Securities; Subscription and Purchase of Debentures..............
Section 206.       Declaration of Trust....................................................................
Section 207.       Authorization to Enter into Certain Transactions........................................
Section 208.       Assets of Trust.........................................................................
Section 209.       Title to Trust Property.................................................................

ARTICLE III        PAYMENT ACCOUNT

Section 301.       Payment Account.........................................................................

ARTICLE IV         DISTRIBUTIONS; REDEMPTION

Section 401.       Distributions...........................................................................
Section 402.       Redemption..............................................................................
Section 403.       Conversion..............................................................................
Section 404.       Subordination of Common Securities......................................................
Section 405.       Payment Procedures......................................................................
Section 406.       Tax Returns and Reports.................................................................
Section 407.       Payment of Taxes, Duties, etc. of the Trust.............................................
Section 408.       Payments Under Indenture................................................................

ARTICLE V          TRUST SECURITIES CERTIFICATES

Section 501.       Initial Ownership.......................................................................
Section 502.       The Trust Securities Certificates.......................................................
Section 503.       Execution, Authentication and Delivery of Trust Securities Certificates.................
Section 503A.      Global Preferred Security...............................................................
Section 504.       Registration of Transfer and Exchange of Preferred Securities Certificates..............

                                                                                                        PAGE
                                                                                                        ----
Section 505.       Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates......................
Section 506.       Persons Deemed Securityholders..........................................................
Section 507.       Access to List of Securityholders' Names and Addresses..................................
Section 508.       Maintenance of Office or Agency.........................................................
Section 509.       Appointment of Paying Agent.............................................................
Section 510.       Appointment of Conversion Agent.........................................................
Section 511.       Ownership of Common Securities by Depositor.............................................
Section 512.       Trust Securities Certificates...........................................................
Section 513.       Notices to Clearing Agency..............................................................
Section 514.       Rights of Securityholders...............................................................

ARTICLE VI         ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

Section 601.       Limitations on Voting Rights............................................................
Section 602.       Notice of Meetings......................................................................
Section 603.       Meetings of Preferred Securityholders...................................................
Section 604.       Voting Rights...........................................................................
Section 605.       Proxies, etc............................................................................
Section 606.       Securityholder Action by Written Consent................................................
Section 607.       Record Date for Voting and Other Purposes...............................................
Section 608.       Acts of Securityholders.................................................................
Section 609.       Inspection of Records...................................................................

ARTICLE VII        REPRESENTATIONS AND WARRANTIES

Section 701.       Representations and Warranties of the Bank and the Property Trustee.....................
Section 702.       Representations and Warranties of the Delaware Bank and the Delaware Trustee............
Section 703.       Representations and Warranties of Depositor.............................................

ARTICLE VIII       TRUSTEES

Section 801.       Certain Duties and Responsibilities.....................................................
Section 802.       Certain Notices.........................................................................
Section 803.       Certain Rights of Property Trustee......................................................
Section 804.       Not Responsible for Recitals or Issuance of Securities..................................
Section 805.       May Hold Securities.....................................................................
Section 806.       Compensation; Indemnity; Fees...........................................................
Section 807.       Corporate Property Trustee Required; Eligibility of Trustees............................
Section 808.       Conflicting Interests...................................................................
Section 809.       Co-Trustees and Separate Trustee........................................................

                                                                                                        PAGE
                                                                                                        ----
Section 810.       Resignation and Removal; Appointment of Successor.......................................
Section 811.       Acceptance of Appointment by Successor..................................................
Section 812.       Merger, Conversion, Consolidation or Succession to Business.............................
Section 813.       Preferential Collection of Claims Against Depositor or Trust............................
Section 814.       Reports by Property Trustee.............................................................
Section 815.       Reports to the Property Trustee.........................................................
Section 816.       Evidence of Compliance with Conditions Precedent........................................
Section 817.       Number of Trustees......................................................................
Section 818.       Delegation of Power.....................................................................
Section 819.       Voting..................................................................................

ARTICLE IX         TERMINATION, LIQUIDATION AND MERGER

Section 901.       Termination Upon Expiration Date........................................................
Section 902.       Early Termination.......................................................................
Section 903.       Termination.............................................................................
Section 904.       Liquidation.............................................................................
Section 905.       Mergers, Consolidations, Amalgamations or Replacements of the Trust.....................

ARTICLE X          MISCELLANEOUS PROVISIONS

Section 1001.      Limitation of Rights of Securityholders.................................................
Section 1002.      Amendment...............................................................................
Section 1003.      Separability............................................................................
Section 1004.      Governing Law...........................................................................
Section 1005.      Payments Due on Non-Business Day........................................................
Section 1006.      Successors..............................................................................
Section 1007.      Headings................................................................................
Section 1008.      Reports, Notices and Demands............................................................
Section 1009.      Agreement Not to Petition...............................................................
Section 1010.      Trust Indenture Act; Conflict with Trust Indenture Act..................................
Section 1011.      Acceptance of Terms of Trust Agreement, Guarantee and Indenture.........................

EXHIBITS
--------

Exhibit A          Certificate of Trust
Exhibit B          Form of Common Securities Certificate
Exhibit C          Form of Expense Agreement
Exhibit D          Form of Preferred Securities Certificate
Exhibit E          Form of Preferred Securities Certificate Authentication
Exhibit F          Certificate Depositary Agreement

                              CROSS-REFERENCE TABLE

Section of
Trust Indenture Act                                                         Section of Amended and
of 1939, as amended                                                        Restated Trust Agreement
-------------------                                                        ------------------------

310(a)(1).......................................................................................807
310(a)(2).......................................................................................807
310(a)(3).......................................................................................807
310(a)(4)................................................................................207(a)(ii)
310(b)..........................................................................................808
311(a)..........................................................................................813
311(b)..........................................................................................813
312(a)..........................................................................................507
312(b)..........................................................................................507
312(c)..........................................................................................507
313(a).......................................................................................814(a)
313(a)(4)....................................................................................814(b)
313(b).......................................................................................814(b)
313(c).........................................................................................1008
313(d).......................................................................................814(c)
314(a)..........................................................................................815
314(b)...............................................................................Not Applicable
314(c)(1).......................................................................................816
314(c)(2).......................................................................................816
314(c)(3)............................................................................Not Applicable
314(d)...............................................................................Not Applicable
314(e).....................................................................................101, 816
315(a)...............................................................................801(a), 803(a)
315(b)....................................................................................802, 1008
315(c).......................................................................................801(a)
315(d).....................................................................................801, 803
316(a)(2)............................................................................Not Applicable
316(b)...............................................................................Not Applicable
316(c)..........................................................................................607
317(a)(1)............................................................................Not Applicable
317(a)(2)............................................................................Not Applicable
317(b)..........................................................................................509
318(a).........................................................................................1010



Note: This Cross-Reference Table does not constitute part of this Agreement and shall not affect the interpretation of any of its terms or provisions.

                      AMENDED AND RESTATED TRUST AGREEMENT

        AMENDED AND RESTATED TRUST AGREEMENT, dated as of ____________ ___, 2001, among (i) GREATER ATLANTIC FINANCIAL CORP., a Delaware corporation (including any successors or assigns, the "Depositor"), (ii) Wilmington Trust Company, a Delaware banking corporation duly organized and existing under the laws of the State of Delaware, as property trustee (the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation duly organized and existing under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee," and, in its separate corporate capacity and not in its capacity as Delaware Trustee, the "Delaware Bank")
(iv)____________________, an individual, ____________________, an individual, and ____________________, an individual, each of whose address is c/o Company (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees"), and (v) the several Holders (as hereinafter defined).

                                    RECITALS

        WHEREAS, the Depositor, the Delaware Trustee, and ___________________________, each as an Administrative Trustee, have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into of that certain Trust Agreement, dated as of __________ ___, 2001 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee and the Administrative Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on __________ ___, 2001, the form of which is attached as Exhibit A; and

        WHEREAS, the Depositor, the Delaware Trustee, the Property Trustee and the Administrative Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities (as defined herein) by the Trust (as defined herein) to the Depositor; (ii) the issuance and sale of the Preferred Securities (as defined herein) by the Trust; (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures (as defined herein); and (iv) the appointment of the Trustees;

        NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders (as defined herein), hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                    ARTICLE I
                                  DEFINED TERMS

        Section 101. Definitions.

        For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

        (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

        (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement;

        (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision; and

        (e) whenever the words "include," "includes" or "including" are used in this Trust Agreement, they shall be deemed to be followed by the words "without limitation."

        "Act" has the meaning specified in Section 608.

        "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest accrued on interest in arrears and paid by the Depositor on a Like Amount of Debentures for such period.

        "Additional Interest" has the meaning specified in Section 1.1 of the Indenture.

        "Administrative Trustee" means each of Charles W. Calomiris, Carroll E. Amos and David E. Ritter, solely in his capacity as Administrative Trustee of the Trust continued hereunder and not in his or her individual capacity, or such Administrative Trustee's successor in interest in such trustee capacity, or any successor trustee appointed as herein provided.

        "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person; (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person; (d) a partnership in which the specified Person is a general partner; (e) any officer or director of the specified Person; and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

        "Authenticating Agent" means an authenticating agent with respect to the Preferred Securities appointed by the Property Trustee pursuant to Section 503.

        "Bank" has the meaning specified in the Preamble to this Trust
Agreement.

        "Bankruptcy Event" means, with respect to any Person:

        (a) the entry of a decree or order by a court having jurisdiction in the premises adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of or in respect of such Person under the United States Bankruptcy Code of 1978, as amended, or any other similar applicable federal or state law, and the continuance of any such decree or order unvacated and unstayed for a period of 90 days; or the commencement of an involuntary case under the United States Bankruptcy Code of 1978, as amended, in respect of such Person, which shall continue undismissed for a period of 90 days or entry of an order for relief in such case; or the entry of a decree or order of a court having jurisdiction in the premises for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of such Person or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days; or

        (b) the institution by such Person of proceedings to be adjudicated a voluntary bankrupt, or the consent by such Person to the filing of a bankruptcy proceeding against it, or the filing by such Person of a petition or answer or consent seeking liquidation or reorganization under the United States Bankruptcy Code of 1978, as amended, or other similar applicable federal or state law, or the consent by such Person to the filing of any such petition or to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of such Person or of its property, or shall make a general assignment for the benefit of creditors.

        "Bankruptcy Laws" has the meaning specified in Section 1009.

        "Board Resolution" means a copy of a resolution certified by the Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the appropriate Trustee.

        "Business Day" means a day other than a Saturday or Sunday, a day on which banking institutions in The City of New York are authorized or required by law, executive order or regulation to remain closed, or a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

        "Certificate Depositary Agreement" means the agreement among Depositor, Trust and DTC, as the initial Clearing Agency, dated as of the Closing Date, substantially in the form attached as Exhibit F as the same may be amended and supplemented from time to time.

        "Certificate of Trust" means the certificate of trust filed with the Secretary of State of the State of Delaware with respect to the Trust, as amended or restated from time to time.

        "Change in 1940 Act Law" shall have the meaning set forth in the definition of "Investment Company Event."

        "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC shall be the initial Clearing Agency.

        "Clearing Agency Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

        "Closing Date" means the date of execution and delivery of this Trust Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $____ and designated a Common Security and having the rights provided therefor in this Trust Agreement, including the right to convert to shares of Common Stock and the right to receive Distributions and a Liquidation Distribution as provided herein.

        "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached hereto as Exhibit B.

        "Common Stock" means the common stock of the Company, no par value.

        "Company" means Greater Atlantic Financial Corp.

        "Conversion Agent" has the meaning set forth in Section 403(d).

        "Conversion Date" has the meaning set forth in Section 403(c).

        "Conversion Ratio" has the meaning set forth in Section 403(a).

        "Conversion Request" has the meaning set forth in Section 403(b).

        "Corporate Trust Office" means the office at which, at any particular time, the corporate trust business of the Property Trustee or the Debenture Trustee, as the case may be, shall be principally administered, which office at the date hereof, in each such case, is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration.

        "Debenture Event of Default" means an "Event of Default" as defined in
Section 7.1 of the Indenture.

        "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

        "Debenture Tax Event" means a "Tax Event" as specified in Section 1.1 of the Indenture.

        "Debenture Trustee" means Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware and any successor thereto, as trustee under the Indenture.

        "Debentures" means the $__________ aggregate principal amount of the Depositor's _____% Convertible Junior Subordinated Debentures [DUE 2031], issued pursuant to the Indenture.

        "Delaware Bank" has the meaning specified in the Preamble to this Trust Agreement.

        "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code Sections 3801 et seq., as it may be amended from time to time.

        "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the Preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

        "Depositary" means DTC or any successor thereto.

        "Depositor" has the meaning specified in the Preamble to this Trust Agreement.

        "Distribution Date" has the meaning specified in Section 401(a).

        "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 401.

        "DTC" means The Depository Trust Company.

        "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a)     the occurrence of a Debenture Event of Default; or

        (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

        (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached hereto as Exhibit C, as amended from time to time.

        "Expiration Date" has the meaning specified in Section 901.

        "Extended Interest Payment Period" has the meaning specified in Section
5.1 of the Indenture.

        "Global Preferred Securities Certificate" means a Preferred Securities Certificate evidencing ownership of Global Preferred Securities.

        "Global Preferred Security" means a Preferred Security, the ownership and transfer of beneficial interests therein shall be made through book entries by a Clearing Agency as described herein.

        "Guarantee" means the Preferred Securities Guarantee Agreement executed and delivered by the Depositor and Wilmington Trust Company, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

        "Indenture" means the Indenture, dated as of __________ ___, 2001, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

        "Investment Company Act," means the Investment Company Act of 1940, as amended, as in effect at the date of execution of this instrument.

        "Investment Company Event" means the receipt by the Trust and the Depositor of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities law practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or shall be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under this Trust Agreement, provided, however, that the Depositor or the Trust shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Depositor or the Trust shall have become aware of the possible occurrence of any such event.

        "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

        "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which shall be used to pay the Redemption Price of such Trust Securities; and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a termination or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed. Each Debenture distributed pursuant to clause
(b) above shall carry with it accrued interest in an amount equal to the accrued and unpaid interest then due on such Debenture.

        "Liquidation Amount" means the stated amount of $_____ per Trust
Security.

        "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 904(a).

        "Liquidation Distribution" has the meaning specified in Section 904(d).

        "Officers' Certificate" means a certificate signed by the President or an Executive Vice President and by the Chief Financial Officer or the Treasurer or the Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 816 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

        (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

        (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

        (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

        "Opinion of Counsel" means an opinion in writing of independent, outside legal counsel for the Trust, the Property Trustee, the Delaware Trustee or the Depositor, who shall be reasonably acceptable to the Property Trustee.

        "Original Trust Agreement" has the meaning specified in the Recitals to this Trust Agreement.

        "Outstanding", when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

        (a) Preferred Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

        (b) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

        (c) Preferred Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 504, 505, 512 and 514; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (i) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee actually knows to be so owned shall be so disregarded; and (ii) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred

Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and the pledgee is not the Depositor or any other Obligor upon the Preferred Securities or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Depositor or any Affiliate of the Depositor; and

        (d)     Preferred Securities which have been converted pursuant to
Section 403.

        "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 509 and shall initially be the Property Trustee.

        "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures shall be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Sections 401 and 402.

        "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $_____ and designated a ___% Cumulative Convertible Trust Preferred Security and having the rights provided therefor in this Trust Agreement, including the right to convert to shares of Common Stock and the right to receive Distributions and a Liquidation Distribution as provided herein.

        "Preferred Securities Certificate", means a certificate evidencing ownership of Preferred Securities, substantially in the form attached hereto as Exhibit D.

        "Property Trustee" means the Person identified as the "Property Trustee," in the Preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore continued hereunder and not in its individual capacity, or its successor in interest in such trustee capacity, or any successor property trustee appointed as herein provided.

        "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

        "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

        "Relevant Trustee" shall have the meaning specified in Section 810.

        "Responsible Officer" means, with respect to the Property Trustee, any officer within the Corporate Trust Office of the Property Trustee with direct responsibility for the administration of this Trust Agreement, including any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

        "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 504.

        "Securityholder" or "Holder" means a Person in whose name a Trust Security is or Trust Securities are registered in the Securities Register; any such Person is a beneficial owner within the meaning of the Delaware Business Trust Act.

        "Trust" means the Delaware business trust continued hereby and identified on the cover page to this Trust Agreement.

        "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939, as amended, is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

        "Trust Property" means (a) the Debentures; (b) the rights of the Property Trustee under the Guarantee; (c) any cash on deposit in, or owing to, the Payment Account; and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

        "Trust Security" means any one of the Common Securities or the Preferred Securities.

        "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

        "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

                                   ARTICLE II
                           ESTABLISHMENT OF THE TRUST

        Section 201. Name.

        The Trust continued hereby shall be known as "Greater Atlantic Capital Trust I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

        Section 202. Office of the Delaware Trustee; Principal Place of
Business.

        The address of the Delaware Trustee in the State of Delaware is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o Greater Atlantic Financial Corp., 10700 Parkridge Boulevard, Suite P50, Reston, VA 20191.

        Section 203. Initial Contribution of Trust Property; Organizational Expenses.

        The Trustees acknowledge receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $___, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

        Section 204. Issuance of the Preferred Securities.

        Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver Preferred Securities Certificates, registered in the name of Persons entitled thereto in an aggregate amount of __________ Preferred Securities having an aggregate Liquidation Amount of $__________ against receipt of the aggregate purchase price of such Preferred Securities of $__________, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

        Section 205. Issuance of the Common Securities; Subscription and Purchase of Debentures.

        Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver to the Depositor, Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of Common Securities having an aggregate Liquidation Amount of $__________ against payment by the Depositor of such amount, which amount such Administration Trustee shall promptly deliver to the Property Trustee. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount equal to $__________, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $__________.

        Common Securities issued in accordance with this Section 205 shall be validly issued and entitled to the benefits of this Trust Agreement.

        Section 206. Declaration of Trust.

        The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures; and (b) to engage in those activities necessary, advisable or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it shall hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

        Section 207. Authorization to Enter into Certain Transactions.

        (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section 207 and Article VIII, and in accordance with the following provisions (i) and (ii), the Administrative Trustees shall have the power and authority, and are hereby authorized, to enter into all transactions and agreements determined by the Administrative Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Administrative Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

                (i) As among the Trustees, each Administrative Trustee, acting singly or jointly, shall have the power and authority, and is hereby authorized, to act on behalf of the Trust with respect to the following matters:

                        (A)     the issuance and sale of the Trust Securities;

                        (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and such other agreements or documents as may be necessary or desirable in connection with the purposes and function of the Trust;

                        (C) assisting in the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                        (D) assisting in the listing of the Preferred Securities upon The Nasdaq National Market or such securities exchanges as shall be determined by the Depositor, the registration of the Preferred Securities under the Exchange Act, the compliance with the listing requirements of The Nasdaq National Market or the applicable securities exchanges and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                        (E) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                        (F) the appointment of a Paying Agent and Securities Registrar in accordance with this Trust Agreement;

                        (G) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                        (H) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created; and

                        (I) the taking of any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

                (ii) As among the Trustees, the Property Trustee shall have the power and authority, and is hereby authorized, to act on behalf of the Trust with respect to the following matters:

                        (A)     the establishment of the Payment Account;

                        (B)     the receipt of the Debentures;

                        (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

                        (D) the distribution of amounts owed to the Securityholders in respect of the Trust Securities in accordance with the terms of this Trust Agreement;

                        (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

                        (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                        (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

                        (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust;

                        (I) after an Event of Default, the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);

                        (J) registering transfers of the Trust Securities in accordance with this Trust Agreement; and

                        (K) except as otherwise provided in this Section 207(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 207(a)(i).

        (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trust shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement; (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein; (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes; (iv) incur any indebtedness for borrowed money or issue any other debt; or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

        (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities, the Debentures, and the Guarantee, including any amendments thereto;

                (ii) the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which under the applicable laws of any such states may not be taken by or on behalf of the Trust by the Depositor, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states;

                (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to The Nasdaq National Market or a national stock exchange or other organizations for listing upon notice of issuance of any Preferred Securities and to file or cause an Administrative Trustee to file thereafter with such exchange or organization such notifications and documents as may be necessary from time to time;

                (iv) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

                (iv) the preparation of subscription documents and a prospectus, to be delivered to stockholders of the Depositors, offering rights to purchase Preferred Securities from the Trust; and

                (v) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

        (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust shall not be deemed to be an "investment company" required to be registered under the Investment Company Act, shall be classified as a "grantor trust" and not as an association taxable as a corporation for United States federal income tax purposes and so that the Debentures shall be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, subject to Section 1002, the Depositor and the Administrative Trustees are authorized to take any action, and the Administrative Trustees are authorized to direct the Property Trustee in writing to take any action, not inconsistent with applicable law or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes.

        The Property Trustee is authorized to take any action so directed by one or more of the Administrative Trustees.

        Section 208. Assets of Trust.

        The assets of the Trust shall consist of the Trust Property.

        Section 209. Title to Trust Property.

        Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.

                                   ARTICLE III
                                 PAYMENT ACCOUNT

        Section 301. Payment Account.

        (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

        (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV
                            DISTRIBUTIONS; REDEMPTION

        Section 401. Distributions.

        (a) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from [December 31, 2001], and, except during any Extended Interest Payment Period with respect to the Debentures, shall be payable quarterly in arrears on the last calendar day of March, June, September and December of each year, commencing on [MARCH 31, 2001]. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction of interest or any other payment in respect of any such acceleration), in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 401(a), a "Distribution Date").

        (b) The Trust Securities constitute undivided beneficial interests in the Trust Property. Distributions on the Trust Securities shall be payable at a rate of ____% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year consisting of twelve 30-day months. During any Extended Interest Payment Period with respect to the Debentures, Distributions on the Preferred Securities shall be deferred for a period equal to the Extended Interest Payment Period.

        (c) Distributions on the Trust Securities shall be made by the Property Trustee solely from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and immediately available by 12:30 p.m. on each Distribution Date in the Payment Account for the payment of such Distributions.

        (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the 15th day of March, June, September or December for Distributions payable on the last calendar day of the respective month; provided, however, that for any Trust Securities held in global form, Distributions with respect to a Distribution Date shall be payable to the Holder thereof as it appears on the Securities Register as of one Business Day immediately preceding the Distribution Date.

        Section 402. Redemption.

        (a) On each Debenture Redemption Date and on the maturity of the Debentures, the Trust shall be required to redeem a Like Amount of Trust Securities at the Redemption Price.

        (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. The Property Trustee shall have no responsibility for the accuracy of any CUSIP number contained in such notice. All notices of redemption shall state:

                (i)     the Redemption Date;

                (ii)    the Redemption Price;

                (iii)   the CUSIP number;

                (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

                (v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Trust Security to be redeemed and that Distributions thereon shall cease to accumulate on and after said date, except as provided in Section 402(d); and

                (vi) the place or places at which Trust Securities are to be surrendered for the payment of the Redemption Price.

        (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has immediately available funds then on hand and available in the Payment Account for the payment of such Redemption Price.

        (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 402(c), the Property Trustee, subject to
Section 402(c), shall, with respect to Preferred Securities held in global form, deposit with the Clearing Agency for such Preferred Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities. With respect to Trust Securities that are not held in global form, the Property Trustee, subject to Section 402(c), shall deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and shall give the Paying Agent (if other than the Property Trustee) irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Trust Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, (i) all rights of Securityholders holding Trust Securities so called for redemption shall cease, except the right of such Securityholders to receive the Redemption Price, but without interest and the right of the Securityholders to cause the Conversion Agent to convert the Trust Securities, (ii) such Trust Securities shall cease to be Outstanding, (iii) the Clearing Agency for the Preferred Securities or its nominee, as the registered Holder of the Global Preferred Securities Certificate, shall receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution with respect to Preferred Securities held by the Clearing Agency or its nominee, and (iv) any Trust Securities Certificates not held by the Clearing Agency for the Preferred Securities or its nominee as specified in clause (v) above will be deemed to represent Debentures having a principal amount equal to the stated Liquidation Amount of the Trust Securities represented thereby and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Securities Registrar for transfer or reissuance. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction of interest or any other payment in respect of any such acceleration), in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities shall continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date shall be the date fixed for redemption for purposes of calculating the Redemption Price.

        (e) Payment of the Redemption Price on the Trust Securities shall be made to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the date 15 days prior to the relevant Redemption Date; provided, however, that, for any Trust Securities held in global form, payment of the Redemption Price shall be made to the Holder thereof as it appears on the Securities Register as of one Business Day immediately preceding the Redemption Data.

        (f) Subject to Section 404(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to such Liquidation Amount or an integral multiple of such Liquidation Amount in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than such Liquidation Amount; provided, however, in the event the redemption relates only to Preferred Securities purchased and held by the Depositor being redeemed in exchange for a Like Amount of Debentures, the Property Trustee shall select those particular Preferred Securities for redemption. The Property Trustee shall promptly notify the Securities Registrar (if other than the Property Trustee) in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities which has been or is to be redeemed.

        Section 403. Conversion.

        The Securityholders shall have the right at any time on or after 60 days after the date hereof and prior to the close of business on the Business Day immediately preceding the date of repayment of such Trust Securities, whether at maturity or upon redemption (either at the option of the Depositor or pursuant to a Tax Event, an Investment Company Event or a Capital Treatment Event), at their option, to cause the Conversion Agent to convert Trust Securities, on behalf of the converting Holders, into shares of Common Stock in the manner described herein on and subject to the following terms and conditions:

        (a) The Trust Securities shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock pursuant to the Holder's direction to the Conversion Agent to exchange such Trust Securities for a portion of the Debentures theretofore held by the Trust on the basis of one Trust Security per $___ principal amount of Debentures, and immediately convert such amount of Debentures into fully paid and nonassessable shares of Common Stock of the Depositor at an initial conversion rate of one share of Common Stock per $____ principal amount of Debentures (which is equivalent to an initial conversion price of $__________ per share of Common Stock), subject to certain adjustments set forth in the terms of the Debentures (as so adjusted, the "Conversion Ratio"). The number of shares issuable upon conversion of the principal amount of Debentures shall be determined by dividing such principal amount by ____ and multiplying the quotient so obtained by the Conversion Ratio.

        (b) In order to convert Trust Securities into Common Stock, the Holder must submit to the Conversion Agent an irrevocable request to convert Trust Securities on behalf of such Holder (the "Conversion Request"), together, if the Trust Securities are in certificated form, with such Trust Security Certificates. The Conversion Request shall (i) set forth the number of Trust Securities to be converted and the name or names, if other than the Holder, in which the shares of Common Stock should be issued, and (ii) direct the Conversion Agent (A) to exchange such Trust Securities for a portion of the Debentures held by the Trust (at the rate of exchange specified in Section 403(a) hereof), and (B) to immediately convert such Debentures on behalf of such Holder into Common Stock (at the Conversion Ratio specified in Section 403(a) hereof. The Conversion Agent shall notify the Trust of the Holder's election to exchange Trust Securities for a portion of the Debentures held by the Trust and the Property Trustee on behalf of the Trust shall, upon receipt of such notice, deliver to the Conversion Agent the appropriate principal amount of Debentures for exchange in accordance with this Section 403. The Conversion Agent shall thereupon notify the Depositor of the Holder's election to convert such Debentures into shares of Common Stock.

        (c) Accrued Distributions shall not be paid on Preferred Securities that are converted, nor shall any payment, allowance or adjustment be made for accumulated and unpaid Distributions, whether or not in arrears, on converted Preferred Securities, except that if any Preferred Security is converted (i) on or after a record date for payment of Distributions thereon and prior to the related Distribution Date, the amount of the Distributions payable on the related Distribution Date with respect to such Preferred Security shall be paid by the converting Holder to the Trust and the Distributions payable on the related Distribution Date with respect to such Preferred Security shall be distributed to the Holder on such record date, despite such conversion, and (ii) during an Extended Interest Payment Period and after the Property Trustee mails a notice of redemption with respect to the Preferred Securities that are to be converted, accrued and unpaid Distributions through the Redemption Date of the Debentures shall be distributed to the

Holder who converts such Preferred Securities, which Distribution shall be made on the Redemption Date fixed for redemption. Except as provided above, neither the Trust nor the Depositor shall make, or be required to make, any payment, allowance or adjustment upon any conversion on account of any accumulated and unpaid Distributions accrued on the Trust Securities (including any Additional Amount) surrendered for conversion, or on account of any accumulated and unpaid dividends, if any, on the shares of Common Stock issued upon such conversion. The Depositor shall make no payment or allowance for distributions on the shares of Common Stock issued upon such conversion, except to the extent that such shares of Common Stock are held of record on the record date for any such distributions and except as provided in Section 4.9 of the Indenture. Trust Securities shall be deemed to have been converted immediately prior to the close of business on the day on which a Conversion Request relating to such Trust Securities is received by the Trust in accordance with the foregoing provisions of this Section 403 (the "Conversion Date"). The Person or Persons entitled to receive the Common Stock issuable upon conversion of the Debentures shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, the Depositor shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same as provided in Section 403(e) hereof, unless otherwise directed by the Holder in the Conversion Request, and the Conversion Agent shall distribute such certificate or certificates to such Person or Persons.

        (d) Each Holder of a Trust Security by his acceptance thereof appoints the Property Trustee as conversion agent (the "Conversion Agent") for the purpose of effecting the conversion of Trust Securities in accordance with this Section 403. In effecting the conversion and transactions described in this
Section 403, the Conversion Agent shall be acting as agent of the Securityholders directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Trust Securities from time to time for Debentures held by the Trust in connection with the conversion of such Trust Securities with this Section 403, and (ii) to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Section 403 and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount.

        (e) No fractional shares of Common Stock shall be issued as a result of conversion, but in lieu thereof, such fractional interest shall be paid in cash (based on the last reported sale price of the common Stock on the Conversion Date) by the Depositor to the Trust, which in turn shall make such payment to the Holder or Holders of Trust Securities so converted.

        (f) The Depositor shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Debentures, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the Debentures then outstanding. Notwithstanding the foregoing, the Depositor shall be entitled to deliver, upon conversion of

Debentures, shares of Common Stock reacquired and held in the treasury of the Depositor (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock issued upon conversion of the Debentures shall be duly authorized, validly issued, fully paid and nonassessable. The Trust shall deliver the shares of Common Stock of the Depositor received upon conversion of the Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. Each of the Depositor and the Trust shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of Debentures that are at the time applicable), in order to enable the Depositor to lawfully issue Common Stock to the Trust upon conversion of the Debentures and the Trust to lawfully deliver the Common Stock to each Holder upon conversion of the Trust Securities.

        (g) The Depositor shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures and the delivery of the shares of Common Stock by the Trust upon conversion of the Trust Securities. The Depositor shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Trust Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Trust the amount of any such tax or has established to the satisfaction of the Trust that such tax has been paid.

        (h) Nothing in the preceding Section 403 shall limit the requirements of the Trust to withhold taxes pursuant to the terms of the Trust Securities or as set forth in this Trust Agreement or otherwise require the Property Trustee or the Trust to pay any amount on account of such withholdings.

        (i) The protections of this Trust Agreement, including Sections 801, 803 and 806, shall apply to the Property Trustee also in its capacity as Conversion Agent.

        Section 404. Subordination of Common Securities.

        (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 402(f), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional

Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Preferred Securities then due and payable.

        (b) In the case of the occurrence of any Event of Default resulting from a Debenture Event of Default, the Holder of Common Securities shall be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities shall have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities shall have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities shall have the right to direct the Property Trustee to act on their behalf.

        Section 405. Payment Procedures.

        Payments of Distributions (including Additional Amounts, if applicable) in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which will credit the relevant accounts on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

        Section 406. Tax Returns and Reports.

        The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service forms required to be filed in respect of the Trust in each taxable year of the Trust; and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service forms required to be furnished to such Securityholder or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor with a copy of all such returns and reports promptly after such filing or furnishing. The Property Trustee shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

        Section 407. Payment of Taxes, Duties, etc. of the Trust.

        Upon receipt under the Debentures of Additional Interest, the Property Trustee, at the direction of an Administrative Trustee or the Depositor, shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

        Section 408. Payments Under the Indenture.

        Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder has directly received under the Indenture pursuant to Section 514(b) or (c) hereof.

                                    ARTICLE V
                          TRUST SECURITIES CERTIFICATES

        Section 501. Initial Ownership.

        Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 203 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Trust.

        Section 502. The Trust Securities Certificates.

        The Preferred Securities Certificates shall be issued in minimum denominations of the Liquidation Amount and integral multiples of the Liquidation Amount in excess thereof, and the Common Securities Certificates shall be issued in denominations of the Liquidation Amount and multiples thereof (which may, in the case of the Common Securities, include fractional amounts).

        The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 504, 512 and 514.

        Section 503. Execution, Authentication and Delivery of Trust Securities Certificates.

        (a) On the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 204 and 205, to be executed on behalf of the Trust by the manual or facsimile signature of at least one of the Administrative Trustees and delivered to or upon the written order of the Depositor, signed by its Chief Executive Officer, President, any Vice President or its Treasurer without further corporate action by the Depositor, in authorized denominations.

        (b) A Preferred Securities Certificate shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee in substantially the form of Exhibit E attached hereto. The signature shall be conclusive evidence that the Preferred Securities Certificate has been authenticated under this Trust Agreement. Each Preferred Security Certificate shall be dated the date of its authentication.

        Upon the written order of the Trust signed by one of the Administrative Trustees, the Property Trustee shall authenticate and make available for delivery the Preferred Securities Certificates.

        The Property Trustee may appoint an Authenticating Agent acceptable to the Trust to authenticate the Preferred Securities. An Authenticating Agent may authenticate the Preferred Securities whenever the Property Trustee may do so. Each reference in this Trust Agreement to authentication by the Property Trustee includes authentication by such agent. An Authenticating Agent has the same rights as the Property Trustee to deal with the Company or the Trust.

        Section 503A. Global Preferred Security.

        (a) Any Global Preferred Security issued under this Trust Agreement shall be registered in the name of the nominee of the Clearing Agency and, unless or until other arrangements are requested by the Clearing Agency, delivered to and held by the Property Trustee as custodian for the Clearing Agency (and the Property Trustee is hereby authorized to serve as such custodian), and such Global Preferred Security shall constitute a single Preferred Security for all purposes of this Trust Agreement.

        (b) Notwithstanding any other provision in this Trust Agreement, no Global Preferred Security may be exchanged for Preferred Securities registered in the names of persons other than the Depositary or its nominee unless (i) the Depositary notifies the Administrative, Trustees and the Property Trustee that it is unwilling or unable to continue as a depositary for such Global Preferred Securities and the Depositor is unable to locate a qualified successor depositary, (ii) the Depositor executes and delivers to the Administrative, Trustees and the Property Trustee a written order stating that it elects to terminate the book-entry system through the Depositary or (iii) there shall have occurred and be continuing a Debenture Event of Default.

        (c) If a Preferred Security that is not a Global Preferred Security is to be exchanged in whole or in part for a beneficial interest in a Global Preferred Security, then either (i) the Global Preferred Security Certificate evidencing such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the Liquidation Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the Liquidation Amount of such other Preferred Securities to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Preferred Security by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees shall execute and the Property Trustee shall, subject to Section 504(b) and as otherwise provided in this Article V, authenticate and deliver any Preferred Securities issuable in exchange for such Global Preferred Security (or any portion thereof) in accordance with the instructions of the Clearing Agency. The Property Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

        (d) Every Preferred Security executed, authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Preferred Security or any portion thereof, whether pursuant to this Article V or otherwise, shall be executed, authenticated and delivered in the form of, and shall be, a Global Preferred Security, unless such Global Preferred Security is registered in the name of a Person other than the Clearing Agency for such Global Preferred Security or a nominee thereof.

        (e) The Clearing Agency or its nominee, as the registered owner of a Global Preferred Security, shall be the Holder of the Preferred Securities represented by such Global Preferred Security for all purposes under this Trust Agreement and the Preferred Securities, and owners of beneficial interests in such Global Preferred Security shall hold such interests pursuant to the rules and procedures of such Clearing Agency (the "Applicable Procedures") and shall not be Holders thereof under this Trust Agreement and, except as otherwise provided herein, shall not be entitled to receive physical delivery of any such Preferred Securities in definitive form. Accordingly, any such owner's beneficial interest in the Global Preferred Securities shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Clearing Agency or its nominee. Neither the Property Trustee, the Securities Registrar nor the Depositor shall have any liability in respect of any transfers effected by the Clearing Agency.

        (f) The rights of owners of beneficial interests in a Global Preferred Security shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such owners and the Clearing Agency.

        Section 504. Registration of Transfer and Exchange of Preferred Securities Certificates.

        (a) The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 508, a register or registers for the purpose of registering Trust Securities Certificates and, subject to the provisions of Section 503A, transfers and exchanges of Preferred Securities Certificates (herein referred to as the "Securities Register") in which the registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 511 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Depositor hereby designates the Property Trustee as be the initial Securities Registrar.

        (b) Subject to the provisions of Section 503A, upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 508, the Administrative Trustees or any one of them shall execute in accordance with Section 502 and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authenticate denominations of a like aggregate Liquidation Amount dated the date of authorization by such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to
Section 508.

        (c) Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange, subject to the provisions of Section 503A, shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Property Trustee in accordance with its customary practice. The Trust shall not be required to (i) issue, register the transfer of, or exchange any Preferred Securities during a period beginning at the opening of business 15 calendar days before the date of mailing of a notice of redemption of any Preferred Securities called for redemption and ending at the close of business on the day of such mailing; or
(ii) register the transfer of or exchange any Preferred Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Preferred Securities being redeemed in part.

        (d) No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, subject to the provisions of
Section 503A, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

        (e) Preferred Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Trust Agreement. Any transfer or purported transfer of any Preferred Security not made in accordance with this Trust Agreement shall be null and void. A Preferred Security that is not a Global Preferred Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Preferred Security that is not a Global Preferred Security as provided in Section 504(a). A beneficial interest in a Global Preferred Security may be exchanged for a Preferred Security that is not a Global Preferred Security only as provided in
Section 503A.

        Section 505. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

        If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate; and (b) there shall be delivered to the Securities Registrar, the Property Trustee, and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, and the Property Trustee shall authenticate, if necessary, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 505, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 505 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

        Section 506. Persons Deemed Securityholders.

        The Trustees, the Paying Agent and the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

        Section 507. Access to List of Securityholders' Names and Addresses.

        At any time when the Property Trustee is not also acting as the Securities Registrar, the Administrative Trustees or the Depositor shall furnish or cause to be furnished to the Property Trustee (a) within five Business Days of March 15, June 15, September 15 and December 15 of each year, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent record date; and (b) promptly after receipt by any Administrative Trustee or the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, and each owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

        Section 508. Maintenance of Office or Agency.

        The Administrative Trustees shall maintain, or cause to be maintained, in The City of New York, or other location designated by the Administrative Trustees, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate the Corporate Trust Office of the Property Trustee, Wilmington Trust Company, as the office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

        Section 509. Appointment of Paying Agent.

        The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Property Trustee, and any co-paying agent chosen by the Property Trustee must be acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and, upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 801, 803 and 806 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

        Section 510. Appointment of Conversion Agent.

        The Conversion Agent shall convert the Trust Securities of the Securityholders in accordance with Section 403 hereof. The Administrative Trustees may revoke such power and remove the Conversion Agent if such Trustees determine in their sole discretion that the Conversion Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Conversion Agent shall initially be the Property Trustee, and any co-paying agent chosen by the Property Trustee, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Conversion Agent shall be permitted to resign as Conversion Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Property Trustee shall no longer be the Conversion Agent or a successor Conversion Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as conversion Agent (which shall be a bank or trust company). The provisions of Sections 801, 803 and 806 of this Trust Agreement shall apply to the Property Trustee also in its role as Conversion Agent, for so long as the Property Trustee shall act as Conversion Agent and, to the extent applicable, to any other conversion agent appointed hereunder, and any Conversion Agent shall be bound by the requirements with respect to conversion agents of securities issued pursuant to the Trust Indenture Act. Any reference in this Trust Agreement to the Conversion Agent shall include any co- paying agent unless the context requires otherwise.

        Section 511. Ownership of Common Securities by Depositor.

        On the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, any attempted transfer of the Common Securities (other than a transfer in connection with a merger or consolidation of the Depositor into another corporation pursuant to Section 12.1 of the Indenture) shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE."

        Section 512. Trust Securities Certificates.

        (a) Upon their original issuance, Preferred Securities Certificates shall be issued in the form of one or more fully registered Global Preferred Securities Certificates which will be deposited with or on behalf of the Clearing Agency and registered in the name of the Clearing Agency's nominee. Unless and until it is exchangeable in whole or in part for the Preferred Securities in definitive form, a Global Preferred Security may not be transferred except as a whole by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency or by the Clearing Agency or any such nominee to a successor of such Clearing Agency or a nominee of such successor.

        (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

        Section 513. Notices to Clearing Agency.

        To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Preferred Securities are represented by a Global Preferred Securities Certificate, the Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligation to provide notice to the owners of the beneficial interest in the Global Preferred Securities.

        Section 514. Rights of Securityholders.

        (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 209, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights to subscribe for additional Trust Securities. When issued and delivered to Holders of the Preferred Securities against payment of the purchase price therefor, the Preferred Securities shall be fully paid and, subject to the next following sentence, nonassessable undivided beneficial interests in the assets of the Trust. The Holders of the Preferred Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

        (b) For so long as any Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Preferred

Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

        (c) For so long as any Preferred Securities remain Outstanding, upon a Debenture Event of Default arising from the failure to pay interest or principal on the Debentures, the Holders of any Preferred Securities then Outstanding shall, to the fullest extent permitted by law, have the right to directly institute proceedings for enforcement of payment to such Holders of principal of or interest on the Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holders.

                                   ARTICLE VI
                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

        Section 601. Limitations on Voting Rights.

        (a) Except as provided in this Section 601, in Sections 513, 810 and 1002 and in the Indenture and as otherwise required by law, no record Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

        (b) So long as any Debentures are held by the Property Trustee on behalf of the Trust, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures; (ii) waive any past default which is waivable under
Article VIII of the Indenture; (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable; or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of not less than a majority in Liquidation Amount of all Outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of outstanding Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Outstanding Preferred Securities, except when authorized to do so by a subsequent vote of the Holders of the Outstanding Preferred Securities. The Property Trustee shall notify each Holder of the Outstanding Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust shall continue to be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of such action.

        (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise; or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class shall be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of not less than a majority in Liquidation Amount of the Outstanding Preferred Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would cease to be classified as a grantor trust or would be classified as an association taxable as a corporation for United States federal income tax purposes.

        Section 602. Notice of Meetings.

        Notice of all meetings of the Holders of Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 1008 to each Holder of Preferred Securities, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

        Section 603. Meetings of Holders of Preferred Securities.

        (a) No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter in respect of which Holders of Preferred Securities are entitled to vote upon the written request of Holders of not less than 25% of the Outstanding Preferred Securities (based upon their aggregate Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Holders of Preferred Securities to vote on any matters as to which such Securityholders are entitled to vote.

        (b) Holders of not less than 50% of the Outstanding Preferred Securities (based upon their aggregate Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

        (c) If a quorum is present at a meeting, an affirmative vote by the Holders of Preferred Securities of record present, in person or by proxy, holding not less than a majority of the Preferred Securities (based upon their aggregate Liquidation Amount) held by the Holders of Preferred Securities of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

        Section 604. Voting Rights.

        Securityholders shall be entitled to one vote for each $___ of Liquidation Amount represented by their Trust Securities (with any fractional multiple thereof rounded up or down as the case may be to the closest integral multiple) in respect of any matter as to which such Securityholders are entitled to vote.

        Section 605. Proxies, etc.

        At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Only Holders shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and, the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

        Section 606. Securityholder Action by Written Consent.

        Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding not less than a majority of all Outstanding Trust Securities (based upon their aggregate Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing (based upon their aggregate Liquidation Amount).

        Section 607. Record Date for Voting and Other Purposes.

        For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees or the Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

        Section 608. Acts of Securityholders.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 801) conclusive in favor of the Trustees, if made in the manner provided in this Section 608.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

        (c) The ownership of Preferred Securities shall be proved by the Securities Register.

        (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

        (e) Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

        (f) A Securityholder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee), the Trust or any Person.

        Section 609. Inspection of Records.

        Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection at the principal executive office of the Trust (as indicated in Section 202) by Holders of the Trust Securities during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

        Section 701. Representations and Warranties of the Bank and the Property Trustee.

        The Bank and the Property Trustee, each severally on behalf of and as to itself only, as of the date hereof, and each successor Property Trustee at the time of the successor Property Trustee's acceptance of its appointment as Property Trustee hereunder (in the case of a successor Property Trustee, the term "Bank" as used herein shall be deemed to refer to such successor Property Trustee in its separate corporate capacity), hereby represents and warrants (as applicable) for the benefit of the Depositor and the Securityholders that:

        (a) the Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

        (b) the Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

        (c) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and constitutes the valid and legally binding agreement of the Property Trustee, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

        (d) the execution, delivery and performance by the Property Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and does not require any approval of stockholders of the Bank and such execution, delivery and performance shall not (i) violate the Bank's charter or by-laws; (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Bank is a party or by which it is bound; or
(iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of the Bank or the

Property Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Bank;

        (e) neither the authorization, execution or delivery by the Property Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing State of Delaware of United States federal law governing the banking or trust powers of the Bank or the Property Trustee, as the case may be;

        (f) there are no proceedings pending or, to the best of the Property Trustee's knowledge, threatened against or affecting the Bank or the Property Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee to enter into or perform its obligations as one of the Trustees under this Trust Agreement; and

        (g) the Property Trustee is a Person eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000.

        Section 702. Representations and Warranties of the Delaware Bank and the Delaware Trustee.

        The Delaware Bank and the Delaware Trustee, each severally on behalf of and as to itself only, as of the date hereof, and each successor Delaware Trustee at the time of the successor Delaware Trustee's acceptance of appointment as Delaware Trustee hereunder (the term "Delaware Bank" being used to refer to such successor Delaware Trustee in its separate corporate capacity), hereby represents and warrants (as applicable) for the benefit of the Depositor and the Securityholders that:

        (a) the Delaware Bank is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

        (b) the Delaware Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

        (c) this Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee and constitutes the valid and legally binding agreement of the Delaware Trustee, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

        (d) the execution, delivery and performance by the Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Delaware Trustee and does not require any approval of stockholders of the Delaware Bank and such execution, delivery and performance shall not (i) violate the Delaware Bank's charter or by-laws; (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Delaware Bank or the Delaware Trustee is a party or by which it is bound; or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of the Delaware Bank or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Delaware Bank or the Delaware Trustee;

        (e) neither the authorization, execution or delivery by the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Delaware Trustee contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing State of Delaware of United States federal law governing the banking or trust powers of the Delaware Bank or the Delaware Trustee, as the case may be; and

        (f) there are no proceedings pending or, to the best of the Delaware Trustee's knowledge, threatened against or affecting the Delaware Bank or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Delaware Trustee to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

        Section 703. Representations and Warranties of Depositor.

        The Depositor hereby represents and warrants for the benefit of the Trustees and the Securityholders that:

        (a) the Depositor is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware;

        (b) the Depositor has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

        (c) this Trust Agreement has been duly authorized, executed and delivered by the Depositor and constitutes the valid and legally binding agreement of the Depositor enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general principles of equity;

        (d) the Trust Securities Certificates issued on the Closing Date on behalf of the Trust have been duly authorized, and shall have been duly and validly executed, issued and delivered by the Administrative Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders shall be, as of such date, entitled to the benefits of this Trust Agreement; and

        (e) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank, the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

        (f) the execution, delivery and performance by the Depositor of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Depositor and does not require any approval of stockholders of the Depositor, and such execution, delivery and performance shall not (i) violate the Depositor's charter or by-laws; (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Depositor is a party or by which it is bound; or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of the Depositor (as appropriate in context) or any order, judgement or decree applicable to the Depositor;

        (g) neither the authorization, execution or delivery by the Depositor of this Trust Agreement nor the consummation of any of the transactions by the Depositor contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing State of Delaware or United States federal law governing the banking or trust powers of the Depositor, as the case may be;

        (h) there are no proceedings pending or, to the best of the Depositor's knowledge, threatened against or affecting the Depositor in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Depositor to enter into or perform its obligations under this Trust Agreement; and

        (i) the Depositor is a Person eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000.

                                  ARTICLE VIII
                                    TRUSTEES

        Section 801. Certain Duties and Responsibilities.

        (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. No Administrative Trustee nor the Delaware Trustee shall be liable for its act or omissions hereunder except as a result of its own gross negligence or willful misconduct. The Property Trustee's liability shall be determined under the Trust Indenture Act. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this
Section 801. To the extent that, at law or in equity, the Delaware Trustee or an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, the Delaware Trustee or such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Delaware Trustee or the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Delaware Trustee or the Administrative Trustees, as the case may be.

        (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it shall look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 801(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

        (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to
                        Section 301 and except to the extent otherwise required by law; and

        (d) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the negligence, default or misconduct of the Administrative Trustees or the Depositor.

        Section 802. Certain Notices.

        (a) Within five Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in
Section 1008, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived. For purposes of this Section 802 the term "Event of Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

        (b) The Administrative Trustees shall transmit, to the Securityholders in the manner and to the extent provided in Section 1008, notice of the Depositor's election to begin or further extend an Extended Interest Payment Period on the Debentures (unless such election shall have been revoked) and of any election by the Depositor to accelerate the Maturity Date (as defined in the Indenture) of the Debentures within the time specified for transmitting such notice to the holders of the Debentures pursuant to the Indenture as originally executed.

        Section 803. Certain Rights of Property Trustee.

        Subject to the provisions of Section 801:

        (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action; or
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with other provisions contained herein; or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which Holders of the Preferred Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee is authorized to take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within 10 Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than 2 Business Days), it may, but shall be under no duty to, take or refrain from taking such action as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

        (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

        (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

        (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement, or other document under the Uniform Commercial Code of the State of Delaware or any other jurisdiction, or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

        (f) the Property Trustee may consult with counsel of its choice (which counsel may be counsel to the Depositor or any of its Affiliates) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, and such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

        (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nothing contained herein shall, however, relieve the Property Trustee of the obligation, upon the occurrence of any Event of Default (that has not been cured or waived) actually known to a Responsible Officer of the Property Trustee, to exercise such of the rights and powers vested in it by this Trust Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

        (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more
Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

        (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Property Trustee shall not be liable for the default or misconduct of such agents or attorneys; provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

        (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Trust Securities, which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action; (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received; and (iii) shall be protected in acting in accordance with such instructions; and

        (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement. No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

        Section 804. Not Responsible for Recitals or Issuance of Securities.

        The Recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

        Section 805. May Hold Securities.

        Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 808 and 813 and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

        Section 806. Compensation; Indemnity; Fees.

        The Depositor agrees:

        (a) to pay to the Trustees from time to time compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), in the case of the Property Trustee as set forth in a written agreement between the Depositor and the Property Trustee;

        (b) except as otherwise expressly provided herein, to reimburse any Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by such

Trustee in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance is attributable to such Trustee's negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, to the extent any such expense, disbursement or advance is attributable to its, his or her gross negligence, bad faith or willful misconduct);

        (c) to the fullest extent permitted by law, to indemnify each of the Trustees, any predecessor Trustee, the Bank and the Delaware Bank (each, a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, damage, claims, liability, penalty or expense of any kind or nature whatsoever, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such amount is attributable to such Fiduciary Indemnified Person's own negligence (in the case of the Property Trustee), gross negligence, bad faith or willful misconduct; and

        (d) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Depositor of an undertaking by or on behalf of such Fiduciary Indemnified Person to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in this subsection.

        No Trustee may claim any Lien or charge on Trust Property as a result of any amount due and unpaid pursuant to this Section 806.

        The provisions of this Section 806 shall survive the termination of the Trust and this Trust Agreement and shall survive the resignation or removal of any and all Trustees.

        Section 807. Corporate Property Trustee Required; Eligibility of
Trustees.

        (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 807, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this
Section 807, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII. The Property Trustee and the Delaware Trustee may be the same Person.

        (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

        (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware; or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more Persons authorized to bind such entity.

        Section 808. Conflicting Interests.

        If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

        Section 809. Co-Trustees and Separate Trustee.

        (a) Unless a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor shall have power to appoint, and upon the written request of the Property Trustee, the Depositor shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 809. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section 809 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States; or (ii) a legal entity with its principal place of business in the United States that shall act through one or more Persons authorized to bind such entity.

        (b) Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

        (c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                (i) The Trust Securities shall be executed and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised solely by such Trustees and not by such co-trustee or separate trustee.

                (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                (iii) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this
                        Section 809, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have the power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 809.

                (iv) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

                (v) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

                (vi) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

        Section 810. Resignation and Removal; Appointment of Successor.

        (a) No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 811.

        (b) Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by Section 811 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

        (c) Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Holder of the Common Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of not less than a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Holder of the Common Securities at any time.

        (d) If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act of such Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the successor Trustee shall comply with the applicable requirements of Section 811. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and is continuing, the Holders of Preferred Securities, by Act of the Securityholders of not less than a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of Section 811. If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act of such Securityholder delivered to an Administrative Trustee, shall promptly appoint a successor Administrative Trustee or Administrative Trustees with respect to the Trust Securities and the Trust, and such successor Administrative Trustee or Administrative Trustees shall comply with the applicable requirements of Section 811. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Holder of the Common Securities or the Holders of the Preferred Securities and accepted appointment in the manner required by Section 811, any Securityholder who has been a Securityholder of Trust Securities for six (6) consecutive months on behalf of himself and all others similarly situated may petition a court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

        (e) The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 1008 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

        (f) Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them; or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 807).

        Section 811. Acceptance of Appointment by Successor.

        (a) In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an instrument hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and upon the execution and delivery of such instrument the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

        (b) Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the immediately preceding paragraph, as the case may be.

        (c) No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.

        Section 812. Merger, Conversion, Consolidation or Succession to
Business.

        Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this
Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

        Section 813. Preferential Collection of Claims Against Depositor or
Trust.

        If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

        Section 814. Reports by Property Trustee.

        (a) The Property Trustee shall transmit to the Securityholders such reports concerning the Property Trustee, its actions under this Trust Agreement and the property and funds in its possession in its capacity as the Property Trustee as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

        (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with The Nasdaq National Market, and each national securities exchange or other organization upon which the Trust Securities are listed, and also with the Commission and the Depositor.

        Section 815. Reports to the Property Trustee.

        The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

        Section 816. Evidence of Compliance with Conditions Precedent.

        Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

        Section 817. Number of Trustees.

        (a) The number of Trustees shall be five, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

        (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 817(a), or if the number of Trustees is increased pursuant to Section 817(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 810.

        (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 810, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers, authority and authorization granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

        Section 818. Delegation of Power.

        (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 207(a); and

        (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

        Section 819. Voting.

        Except as otherwise provided in this Trust Agreement, the consent or approval of the Administrative Trustees shall require consent or approval by not less than a majority of the Administrative Trustees, unless there are only two, in which case both must consent.

                                   ARTICLE IX
                       TERMINATION, LIQUIDATION AND MERGER

        Section 901. Termination Upon Expiration Date.

        Unless earlier dissolved, the Trust shall automatically dissolve on, [December 31, 2031] (the "Expiration Date") subject to distribution of the Trust Property in accordance with Section 904.

        Section 902. Early Termination.

        The first to occur of any of the following events is an "Early Termination Event:"

        (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

        (b) delivery of written direction to the Property Trustee by the Depositor at any time (which direction is wholly optional and within the discretion of the Depositor) to dissolve the Trust and distribute the Debentures to Securityholders in exchange for the Preferred Securities in accordance with
Section 904;

        (c) the redemption of all of the Preferred Securities in connection with the redemption of all of the Debentures (whether upon a Debenture Redemption Date or the maturity of the Debentures);

        (d) an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction; or

        (e) upon the distribution of Common Stock to all Securityholders upon conversion of all outstanding Preferred Securities.

        Section 903. Termination.

        The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 904, or upon the redemption of all of the Trust Securities pursuant to Section 402, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders; and (d) the filing of a Certificate of Cancellation by an Administrative Trustee under the Delaware Business Trust Act.

        Section 904. Liquidation.

        (a)     If an Early Termination Event specified in clause (a), (b), or
(d) of Section 902 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 904(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                (i)     state the Liquidation Date;

                (ii) state that from and after the Liquidation Date, the Trust Securities shall no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange shall be deemed to represent a Like Amount of Debentures; and

                (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or, if Section 904(d) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

        (b) Except where Section 902(c) or 904(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

        (c) Except where Section 902(c) or 904(d) applies, after the Liquidation Date, (i) the Trust Securities shall no longer be deemed to be outstanding; (ii) certificates representing a Like Amount of Debentures shall be issued to Holders of Trust Securities Certificates upon surrender of such certificates to the Administrative Trustees or their agent for exchange; (iii) the Depositor shall use its reasonable efforts to have the Debentures listed on the Nasdaq National Market or on such other securities exchange or other organization as the Preferred Securities are then listed or traded; (iv) any Trust Securities Certificates not so surrendered for exchange shall be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal shall be made to Holders of Trust Securities Certificates with respect to such Debentures); and (v) all rights of Securityholders holding Trust Securities shall cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

        (d)     In the event that, notwithstanding the other provisions of this
Section 904, whether because of an order for dissolution of the Trust entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up and terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders shall be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding-up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities shall be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

        Section 905. Mergers, Consolidations, Amalgamations or Replacements of the Trust.

        The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except pursuant to this Section 905. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities; or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities) so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise; (ii) the Depositor expressly appoints a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee as the holder of the Debentures; (iii) the Successor Securities are listed or traded, or any Successor Securities shall be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any; (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect; (v) such successor entity has a purpose substantially identical to that of the Trust; (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect; and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity shall be required to register as an "investment company" under the Investment Company Act; and (vii) the Depositor owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee, the Debentures, this Trust Agreement and the Expense Agreement. For purposes of this Section 905, any such consolidation, merger, sale, conveyance, transfer or other disposition as a result of which (a) the Company is not the surviving Person, and (b) the same Person is not both (i) the primary obligor in respect of the Debentures and (ii) the Guarantor under the Guarantee, shall be deemed to constitute a replacement of the Trust by a successor entity; provided further that, notwithstanding the foregoing, in the event that upon the consummation of such a consolidation, merger, sale, conveyance, transfer or other disposition, the parent company (if any) of the Company, or its successor, is a bank holding company or financial holding company or comparably regulated financial institution, such parent company shall guarantee the obligations of the Trust (and any successor thereto) under the Preferred Securities (including any Successor Securities) at least to the extent provided by the Guarantee, the Debentures, the Trust Agreement and the Expense Agreement. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

        Section 1001. Limitation Of Rights Of Securityholders.

        The death or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        Section 1002. Amendment.

        (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) as provided in Section 811 with respect to acceptance of appointment by a successor Trustee; (ii) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, that shall not be inconsistent with the other provisions of this Trust Agreement; (iii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust shall be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust shall not be required to register as an "investment company" under the Investment Company Act; or (iv) to reduce or increase the Liquidation Amount per Trust Security and simultaneously to correspondingly increase or decrease the number of Trust Securities issued and Outstanding solely for the purpose of maintaining the eligibility of the Preferred Securities for quotation or listing on any national securities exchange or other organization on which the Preferred Securities are then quoted or listed (including, if applicable, the Nasdaq National Market); provided, however, that in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Securityholder, and provided further, that in the case of clause (iv) the aggregate Liquidation Amount of the Trust Securities Outstanding upon completion of any such reduction must be the same as the aggregate Liquidation Amount of the Trust Securities Outstanding immediately prior to such reduction or increase; and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders (or in the case of an amendment pursuant to clause (iv), as of the date specified in the notice).

        (b) Except as provided in Section 601(c) or Section 1002(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor (i) with the consent of Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding; and (ii) upon receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment shall not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an "investment company" under the Investment Company Act.

        (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 603 or 606 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date; or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 603 or 606 hereof), this paragraph (c) of this Section 1002 may not be amended.

        (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an "investment company" under the Investment Company Act or to fail or cease to be classified as a grantor trust for United States federal income tax purposes.

        (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

        (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

        (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement, and no such amendment shall be binding on them without their prior written consent thereto. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is permitted and authorized under, or has been effected in compliance with, this Trust Agreement.

        Section 1003. Separability.

        In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 1004. Governing Law.

        THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF).

        Section 1005. Payments Due on Non-Business Day.

        If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction of interest or any other payment in respect of any such acceleration), in each case with the same force and effect as though made on the date fixed for such payment, and no distribution shall accumulate thereon for the period after such date.

        Section 1006. Successors.

        This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee(s), including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under
Article XIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

        Section 1007. Headings.

        The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

        Section 1008. Reports, Notices and Demands.

        Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Preferred Securities, to such Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Depositor, to Greater Atlantic Financial Corp., 1070 Parkridge Boulevard, Suite P50, Reston, VA 20191,
Attention: Carroll E. Amos, President and Chief Executive Officer, facsimile no.: (703) 391-1506. Any notice to Holders of Preferred Securities shall also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

        Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration-Greater Atlantic Capital Trust I; (b) with respect to the Delaware Trustee, to Wilmington Trust Company at the above address; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of Capital Trust." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

        Section 1009. Agreement Not to Petition.

        Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code of 1978, as amended) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor or any of the Trustees takes action in violation of this Section 1009, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor (which expense shall be paid prior to the filing), it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor or such Trustee against the Trust or the commencement of such action and raise the defense that the Depositor or such Trustee has agreed in writing not to take such action and should be stopped and precluded therefrom. The provisions of this Section 1009 shall survive the termination of this Trust Agreement.

        Section 1010. Trust Indenture Act; Conflict with Trust Indenture Act.

        (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

        (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

        (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or to be excluded, as the case may be.

        (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

        Section 1011. Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

        THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

Section 1012. Execution of Counterparts.

        This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Parties to one or more of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.


                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Trust Agreement as of the date first above written.

                                 GREATER ATLANTIC FINANCIAL CORP., as
                                 Depositor


                                 By:
                                    ---------------------------------------
                                 Name: Carroll E. Amos
                                 Title:  President and Chief Executive Officer


                                 WILMINGTON TRUST COMPANY, as
                                 Property Trustee


                                 By:
                                    ---------------------------------------
                                 Name:
                                 Title:

                                 WILMINGTON TRUST COMPANY, as
                                 Delaware Trustee


                                 By:
                                    ---------------------------------------
                                 Name:
                                 Title:


                                 ------------------------------------------
                                 Charles W. Calomiris, as Administrative
                                 Trustee


                                 ------------------------------------------
                                 Carroll E. Amos, as Administrative Trustee


                                 ------------------------------------------
                                 David E. Ritter, as Administrative Trustee

                                                                       EXHIBIT A

                              CERTIFICATE OF TRUST
                                       OF
                        GREATER ATLANTIC CAPITAL TRUST I

        THIS CERTIFICATE OF TRUST OF Greater Atlantic Capital Trust I (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

   1. NAME. The name of the business trust formed hereby is Greater Atlantic Capital Trust I.

   2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                       WILMINGTON TRUST COMPANY, as trustee

                                       By: /s/ Anita Dallago
                                           -------------------------------------
                                           Name: Anita Dallago
                                           Title: Financial Services Officer

                                       /s/Charles W. Calomiris      , as Trustee
                                          --------------------------
                                       Name:

                                       /s/Carroll E. Amos           , as Trustee
                                          --------------------------
                                       Name:

                                       /s/David E. Ritter           , as Trustee
                                          --------------------------
                                       Name:

                                                                       EXHIBIT B

                      THIS CERTIFICATE IS NOT TRANSFERABLE

Certificate Number _____                       Number of Common Securities _____

                    Certificate Evidencing Common Securities
                                       of
                        Greater Atlantic Capital Trust I

                                Common Securities
                  (liquidation amount $10 per Common Security)

        Greater Atlantic Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that GREATER ATLANTIC FINANCIAL CORP. (the "Holder") is the registered owner of _______________ (__________) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the Common Securities (liquidation amount $___ per Common Security) (the "Common Securities"). In accordance with Section 511 of the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of __________, 2001, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust shall furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

        Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

        IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ___ day of _______, 2001.

                                      Greater Atlantic Capital Trust I

                                      By:
                                             ----------------------------------
                                      Name:  Carroll E. Amos
                                      Title: Trustee

                                                                       EXHIBIT C

                    AGREEMENT AS TO EXPENSES AND LIABILITIES


        AGREEMENT AS TO EXPENSES AND LIABILITIES (this "Agreement") dated as of __________ ___, 2001, between GREATER ATLANTIC FINANCIAL CORP., an Delaware corporation (the "Company"), and Greater Atlantic Capital Trust I, a Delaware business trust (the "Trust").

                                    RECITALS

        WHEREAS, the Trust intends to issue its common securities (the "Common Securities") to, and receive _____% Convertible Junior Subordinated Debentures (the "Debentures") from, the Company and to issue and sell Greater Atlantic Capital Trust I _____% Cumulative Convertible Trust Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of __________ ___, 2001, as the same may be amended from time to time (the "Trust Agreement");

        WHEREAS, the Company shall directly or indirectly own all of the Common Securities of the Trust and shall issue the Debentures;

        NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase the Company hereby agrees shall benefit the Company and which purchase the Company acknowledges shall be made in reliance upon the execution and delivery of this Agreement, the Company, including in its capacity as holder of the Common Securities, and the Trust hereby agree as follows:


                                    ARTICLE I

        Section 1.1 Guarantee by the Company.

        Subject to the terms and conditions hereof, the Company, including in its capacity as holder of the Common Securities, hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This

        Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

        Section 1.2 Term of Agreement.

        This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise); and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any obligation, under the Preferred Securities Guarantee Agreement dated the date hereof by the Company and Wilmington Trust Company as guarantee trustee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

        Section 1.3 Waiver of Notice.

        The Company hereby waives notice of acceptance of this Agreement and of any obligation to which it applies or may apply, and the Company hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

        Section 1.4 No Impairment.

        The obligations, covenants, agreements and duties of the Company under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

        (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

        (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

        (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Company with respect to the happening of any of the foregoing.

        Section 1.5 Enforcement.

        A Beneficiary may enforce this Agreement directly against the Company, and the Company waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company.

                                   ARTICLE II

        Section 2.1 Binding Effect.

        All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Beneficiaries.

        Section 2.2 Amendment.

        So long as there remains any Beneficiary or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to any of the holders of the Preferred Securities.

        Section 2.3 Notices.

        Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same by facsimile transmission (confirmed by mail), telex, or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer back, if sent by facsimile):

        Greater Atlantic Capital Trust I
        c/o Greater Atlantic Financial Corp.
        10700 Parkridge Boulevard
        Reston, Virginia 20191
        Facsimile No.: (703) 391-1506
        Attention:  Carroll E. Amos, Administrative Trustee

        Greater Atlantic Financial Corp.
        10700 Parkridge Boulevard
        Reston, Virginia 20191
        Facsimile No.: (703) 391-1506
        Attention: David E. Ritter, Chief Financial Officer

        Section 2.4 This agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware (without regard to conflict of laws principles).

        THIS AGREEMENT is executed as of the day and year first above written.


                               GREATER ATLANTIC FINANCIAL CORP.


                               By:
                                  ---------------------------------------
                               Name: Carroll E. Amos
                               Title: President and Chief Executive Officer

                               GREATER ATLANTIC CAPITAL TRUST I

                               By:
                                  -------------------------------
                               Name: Carroll E. Amos, as Administrative Trustee

                                                                       EXHIBIT D

Certificate Number _____                     Number of Preferred Securities_____

                   Certificate Evidencing Preferred Securities
                                       of
                        Greater Atlantic Capital Trust I

            ______% Cumulative Convertible Trust Preferred Securities
                (Liquidation Amount $___ per Preferred Security)
                                                            CUSIP No. __________

        Greater Atlantic Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ________________ (the "Holder") is the registered owner of _____ preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the ________% Cumulative Convertible Trust Preferred Securities (liquidation amount $___ per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined herein). The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Preferred Securities are set forth in, and this Certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of __________ ___, 2001, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Convertible Preferred Securities Guarantee Agreement entered into by Greater Atlantic Financial Corp., a Delaware corporation, and Wilmington Trust Company as guarantee trustee, dated as of __________ ___, 2001, as the same may be amended from time to time (the "Guarantee"), to the extent provided therein. The Trust shall furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

        Upon receipt of this Certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

        Unless the Certificate of Authentication has been manually executed by the Authentication Agent, this Certificate is not valid or effective.

        Capitalized terms used but not defined in this Certificate shall have the respective meanings provided for such terms in the Trust Agreement.

        IN WITNESS WHEREOF, the Administrative Trustees of the Trust have executed this Certificate this ___ day of _______, 2001.


                                          GREATER ATLANTIC CAPITAL TRUST I

                                          By:
                                             ----------------------------------
                                               Charles W. Calomiris, as Trustee

                                          By:
                                             ----------------------------------
                                               Carroll E. Amos, as Trustee

                                          By:
                                             ----------------------------------
                                               David E. Ritter, as Trustee

                                     LEGEND
                           FOR CERTIFICATES EVIDENCING
                        GLOBAL PREFERRED SECURITIES ONLY:

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                               [FORM OF REVERSE OF CERTIFICATE]

        The Trust will furnish without charge to any registered owner of Preferred Securities who so requests, a copy of the Trust Agreement and the Guarantee. Any such request should be in writing and addressed to Greater Atlantic Capital Trust I, c/o Secretary, Greater Atlantic Financial Corp., 10700 Parkridge Boulevard, Suite P50, Reston, Virginia 20191.

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM               - as tenants in common
TEN ENT               - as tenants by the entireties
JT TEN                - as joint tenants with right of
UNIF GIFT MIN ACT     - under Uniform Gift to Minors Act and not as tenants

        Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     (Please insert social security or other identifying number of assignee)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (insert address and zip code of assignee)

the within Certificate and all rights and interests represented by the Preferred Securities evidenced thereby, and hereby irrevocably constitutes and appoints _______________________________________________________________________attorney to transfer the said Preferred Securities on the books of the within-named Trust with full power of substitution in the premises.


Dated:                          Signature:
       --------------                     -------------------------------------
                                Note: The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:


---------------------------------
NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in a "signature guarantee program" (i.e., the Securities
Transfer Agents Medallion Program, the Stock
Exchange Medallion Program or the New York Stock
Exchange, Inc. Medallion Signature Program).

                               CONVERSION REQUEST

To: __________________________, as Conversion Agent under the Trust Agreement of Greater Atlantic Capital Trust I

        The undersigned owner of these Preferred Securities hereby irrevocably exercises the option to convert these Preferred Securities, or the portion below designated, into Common Stock of Greater Atlantic Financial Corp. (the "Common Stock") in accordance with the terms of the Trust Agreement. Pursuant to the aforementioned exercise of the option to convert these Preferred Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Trust Agreement) to (i) exchange such Preferred Securities for a portion of the Debentures (as that term is defined in the Trust Agreement) held by the Trust at the Conversion Ratio specified in the Trust Agreement, and (ii) immediately convert such Debentures on behalf of the undersigned, into Common Stock at the Conversion Ratio specified in the Trust Agreement.

        The undersigned also hereby directs the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:
     -----------------------

Number of Preferred Securities to be converted:
                                               -------------------

If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.


------------------------------------------

------------------------------------------

------------------------------------------
(Sign exactly as your name appears on the other side of this Preferred Security certificate)

Please print or Typewrite Name and Address,
Including Zip Code, and Social Security or
Other Identifying Number.


-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

Signature Guarantee:*
                     --------------------------------------

--------------
*(Signature must be guaranteed by an "eligible guarantor institution* that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)

                                                                       EXHIBIT E

             FORM OF PREFERRED SECURITIES CERTIFICATE AUTHENTICATION

        This is one of the ____% Cumulative Convertible Trust Preferred Securities referred to in the within-mentioned Amended and Restated Trust Agreement.

                                     WILMINGTON TRUST COMPANY,

                                     not in its individual capacity but solely as Property Trustee

                                     By:
                                        -----------------------------
                                            AUTHORIZED SIGNATURE




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